EXHIBIT 21.1
     Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (43.5%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; 1% owned by Paul C. Reilly in trust for Korn/Ferry International), Korn/Ferry International de Venezuela, C.A. (49%), and Korn/Ferry (Thailand) Limited (48.8%).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn/Ferry International Pty Limited	Australia
3.	Futurestep (Australia) Pty Ltd	Australia
4.	Korn/Ferry International Limited GmbH	Austria
5.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
6.	Korn/Ferry International SNC (Belgium branch)	Belgium
7.	Korn/Ferry International S/C Ltda.	Brazil
8.	Korn/Ferry Canada, Inc.	Canada
9.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
10.	Korn/Ferry International, S.A.	Chile
11.	Korn/Ferry International (China) Limited	Hong Kong
12.	Korn/Ferry International Consulting (Beijing) Limited	Beijing, China
13.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	Shanghai, China
14.	Futurestep China	China
15.	Korn/Ferry International A/S	Denmark
16.	Korn/Ferry International Futurestep (Denmark) ApS	Denmark
17.	Korn/Ferry International Cie, S.N.C.	France
18.	Korn/Ferry International Futurestep (France) SARL	France
19.	Korn/Ferry International GmbH	Germany
20.	Futurestep Germany GmbH	Germany
21.	Korn/Ferry International SA	Greece
22.	Korn/Ferry International (H.K.) Limited	Hong Kong
23.	Korn/Ferry Futurestep (Hong Kong) Ltd	Hong Kong
24.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
25.	Korn/Ferry International Private Limited	India
26.	Futurestep Recruitment Services Private Ltd.	India
27.	PT. Korn/Ferry International	Indonesia
28.	Korn/Ferry International S.R.L.	Italy
29.	Futurestep (Italy) S.r.l.	Italy
30.	Nihon Korn/Ferry International K.K.	Japan
31.	Futurestep (Japan) K.K.	Japan
32.	Korn/Ferry International (Korea) Limited	Korea
33.	KF International (Korea) Ltd.	Korea
34.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
35.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
36.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
37.	Korn/Ferry International S.A. de C.V.	Mexico
38.	Korn/Ferry International B.V.	Netherlands
39.	Korn/Ferry International, Futurestep (The Netherlands) B.V.	Netherlands
40.	Korn Ferry International New Zeland Limited	New Zealand
41.	Futurestep (New Zealand) Ltd.	New Zealand
42.	Korn/Ferry International A/S	Norway
43.	Futurestep (Norge) AS	Norway
44.	Korn/Ferry International Peru S.A.	Peru
45.	Korn/Ferry International Sp.z.o.o.	Poland
46.	Korn/Ferry International Pte. Ltd.	Singapore
47.	Futurestep (Singapore) Pte Ltd.	Singapore
48.	Korn/Ferry International S.A.	Spain
49.	Korn/Ferry International Futurestep (Espana), S.L.	Spain
50.	Korn/Ferry International AB	Sweden

Subsidiaries		Jurisdiction
51.	Korn/Ferry (Schweiz) AG	Switzerland
52.	Lore International Institute (Europe) AG	Switzerland
53.	Korn/Ferry (Thailand) Limited	Thailand
54.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand
55.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
56.	Futurestep (UK) Limited	United Kingdom
57.	Korn/Ferry International, Limited	United Kingdom
58.	K/FI (UK) Limited	United Kingdom
59.	Continental American Management Corp.	United States, California
60.	Korn/Ferry International Holding India	United States, California
61.	Strategic Compensation Associates	United States, California
62.	Avery Associates, Inc.	United States, California
63.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
64.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
65.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
66.	JobDirect.com, Inc.	United States, Delaware
67.	Lore International Institute, LLC	United States, Delaware
68.	Lominger Limited, Inc	United States, Minnesota
69.	Sensa Solutions, Inc.	United States, Virginia
70.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela

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